UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2023

NCR VOYIX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

NCR Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 16, 2023, NCR Voyix Corporation (the “Company”) completed its previously announced spin-off of NCR Atleos Corporation (the “Spin-Off”). As a result of the Spin-Off, the Conversion Rate (as defined in Exhibit A of the Charter (as defined below)) of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), was adjusted pursuant to its terms and Exhibit A of the Company’s Articles of Amendment and Restatement, dated June 19, 2019 (“Exhibit A of the Charter”). Pursuant to Exhibit A of the Charter, the Conversion Rate for each share of Series A Preferred Stock increased from 33.333 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to 57.5601 shares of Common Stock, effective immediately after the close of business on October 17, 2023. On November 7, 2023, the Company directed Equiniti Trust Company, as transfer agent and conversion agent, to issue a notice to the holders of the Series A Preferred Stock of the Conversion Rate adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR VOYIX CORPORATION

November 7, 2023

	By:	/s/ Brian Webb-Walsh
Brian Webb-Walsh
Executive Vice President and Chief Financial Officer